UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2005

SKYWORKS SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5560 (Commission File Number)	04-2302115 (IRS Employer Identification No.)

20 Sylvan Road, Woburn, Massachusetts 01801
(Address of principal executive offices) (Zip Code)

(781) 376-3000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R will require that compensation cost related to share-based payment transactions, including the issuance of stock options, be recognized in the financial statements. Skyworks Solutions, Inc. (the “Company”) is required to adopt the revised standard in the first quarter of fiscal 2006, which begins on October 1, 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB Opinion No. 25, which has not resulted in the recognition of compensation cost in the consolidated statement of income in the financial statements because the Company has a practice of granting stock options with exercise prices equal to the fair market value of the Company’s common stock on the date of grant.
In response to SFAS 123R, on September 2, 2005, the Compensation Committee of the Company’s Board of Directors, which consists entirely of independent directors, as well as the Board of Directors, unanimously approved accelerating the vesting of certain outstanding unvested stock options with an exercise price over $9.00 granted prior to November 10, 2004, held by current employees (including executive officers), except where such acceleration would have an adverse impact on the employee. The closing price of the Company’s common stock on the Nasdaq National Market on September 2, 2005 was $7.52 per share. The following table summarizes the options subject to acceleration:

	Aggregate Number of	Weighted Average
	Common Stock Shares Issuable	Exercise Price
	Under Accelerated Stock Options	Per Share
Total Named Executive Officers (1)	696,250	$10.02
Total All Other Employees	3,062,595	$9.48

Total (2)	3,758,845	$9.58

(1)	Consists of current executive officers named in the Summary Compensation Table in the Company’s 2005 Proxy Statement filed with the Securities and Exchange Commission on March 11, 2005.

(2)	The accelerated options represent approximately 12% of the Company’s total outstanding options.
The decision to accelerate vesting of these options was made to avoid recognizing compensation cost associated with certain “out-of-the-money” options in the statement of income in future financial statements upon the effectiveness of SFAS 123R. The decision to not accelerate the vesting of stock options with an exercise price under $9.01, as well as those granted after November 9, 2004, balances the Company’s desire to manage compensation expense with its need to continue to motivate and retain employees. It is estimated that the maximum future compensation expense that would have been recorded in the income statement related to the affected options and which will not be recorded, based on the Company’s implementation date for SFAS 123R of October 1, 2005, is approximately $21 million. The Company will report the impact of the acceleration in its financial statements for the fiscal year ended September 30, 2005, in the pro forma footnote disclosures currently required under SFAS 123.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWORKS SOLUTIONS, INC.
	By:	/s/ Allan M. Kline
Date: September 8, 2005		Allan M. Kline
Chief Financial Officer